EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the use of our report dated December 29, 2003 with respect to the financial statements included in the filing of the Registration Statement (Form S-8) for the fiscal years ended September 30, 2003.


/s/ GARY E. HIRTH, CPA
Phoenix, Arizona
September 13, 2004